Exhibit 5.1

October 9, 2014

AtheroNova, Inc.

2301 Dupont Drive, Suite 525

Irvine, CA 92612

Re:     Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by AtheroNova, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (Registration No. 333-194645) (as amended or supplemented to date, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission. The Registration Statement covers the proposed public offering of a to be determined number of shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”) (such shares of Common Stock, the “Shares”), a to be determined number of warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”), and the issuance of the Warrant Shares upon exercise of the Warrants. The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates or other documents representing the Securities will be duly executed and delivered. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

Based on the foregoing, we are of the opinion that:

1.     The Shares, when issued, sold and delivered in the manner and for the consideration set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.     The Warrants, when duly executed and delivered by the Company in the manner and for the consideration set forth in the Registration Statement, will constitute valid and legally binding obligations of the Company.

3.     The Warrant Shares, if and when issued, paid for and delivered in compliance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH, P.C.

/s/ Stradling Yocca Carlson & Rauth, P.C.